UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

April 27, 2026

Date of Report (Date of earliest event reported)

Drugs Made In America Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42467	99-2394788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 Lexington Avenue, Suite 1402 New York, NY	10170
(Address of Principal Executive Offices)	(Zip Code)

646-726-7074

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary share, $0.0001 par value and one right to receive one-eighth of one ordinary share	DMAAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	DMAA	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-eighth of one Ordinary Share	DMAAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Drugs Made in America Acquisition Corp. (the “Company”) held an extraordinary general meeting of Shareholders (the “Extraordinary General Meeting”) at 10:00 a.m. on April 27, 2026 for the purposes of considering and voting upon:

●	Extension Proposal: A proposal, by special resolution, to amend the Company’s Second Amended and Restated Memorandum and Articles of Association (the “Existing Charter”) by adopting an amendment to the Existing Charter in the form set forth in Annex A to the Proxy Statement (the “Extension Amendment”) which reflects the extension of the date by which the Company must consummate a business combination (the “Combination Period”) up to twelve (12) times from April 29, 2026 (the “Termination Date”) to April 29, 2027, each by an additional one (1) month (each an “Extension”) for a total of 12 months after the Termination Date, assuming a Business Combination has not occurred, so long as the Company’s sponsor deposits the lessor of $300,000 or $0.04 per non redeemed public share for each one-month extension period into the Trust Account;

●	Adjournment Proposal: A proposal, by ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve the Extension Proposal, or for such other reasons as the Chairman of the Extraordinary General Meeting, in his sole discretion, shall deem appropriate.

For more information on these proposals, please refer to the Company’s proxy statement dated April 14, 2026 (the “Proxy Statement”). The Extension Proposal was approved by the shareholders at the Extraordinary General Meeting.

The foregoing description of the Extension Amendment is a summary only and is qualified in its entirety by reference to the full text of the Form of Amendment to the Second Amended and Restated Memorandum and Articles of Association, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The disclosure set forth in Item 5.03 above is incorporated into this Item 5.07 by reference.

As of April 7, 2026, the record date for the Extraordinary General Meeting, there were 33,517,143 ordinary shares issued and outstanding, entitled to vote at the Extraordinary General Meeting. At the Extraordinary General Meeting, there were 23,798,927 shares voted by proxy or in person, or approximately 70.58% of the shares issued and outstanding and entitled to vote at the Extraordinary General Meeting; therefore a quorum was present.

The Extension Proposal was approved by special resolution of the Company’s shareholders, and received the following votes:

FOR	AGAINST	ABSTAIN
18,906,281	4,892,646	0

The Adjournment Proposal was not presented to the shareholders because, as disclosed in the Proxy Statement, there were sufficient votes to approve the Extension Proposal.

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Extraordinary General Meeting, holders of 9,440,230 ordinary shares of the Company exercised their right to redeem such shares (the “Redemption”) for a pro rata portion of the funds held in the Trust Account. As a result, $99,336,016.67 (approximately $10.52 per share) will be removed from the Trust Account to pay such holders. Following the aforementioned Redemption, the Company will have 24,276,913 ordinary shares outstanding including 13,559,770 sold in the initial public offering.

The Board of Directors of the Company has approved an initial one-month extension of the term to May 29, 2026.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Form of Amendment to Second Amended and Restated Memorandum and Articles of Association, adopted on April 27, 2026
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2026

DRUGS MADE IN AMERICA ACQUISITION CORP.

By:	/s/ Roger Bendelac
Name:	Roger Bendelac
Title:	Chief Executive Officer

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